EXHIBIT 99.1

Date:       May 9, 2008


Contact:    Nancy Cross
            Director, Marketing Division
Office:     200 Palmer Street
            Stroudsburg, Pennsylvania 18360
Telephone:  (570) 422-0188


                               ESSA BANCORP, INC.
                      ANNOUNCES 2008 ANNUAL MEETING RESULTS

Stroudsburg, Pennsylvania, May 9, 2008 -- ESSA Bancorp, Inc. (the "Company") (NASDAQ: ESSA) held its 2008 Annual Meeting of Stockholders on May 8, 2008 at 11:00 a.m. local time, at Stroudsmoor Country Inn, Stroudsburg, Pennsylvania.

At the Annual Meeting,  Daniel J. Henning,  Frederick E. Kutteroff and Elizabeth
B. Weekes were elected to the Board of Directors, each for a three-year term. All have been directors of the Company since its inception. The Company's stockholders also approved the ESSA Bancorp, Inc. 2007 Equity Incentive Plan and ratified the appointment of S.R. Snodgrass, A.C. as the Company's independent registered public accounting firm for the year ending September 30, 2008.

ESSA Bancorp, Inc. is the holding company for ESSA Bank & Trust, which has total assets of over $850 million and is the leading service-oriented financial institution headquartered in the greater Pocono, Pennsylvania region. The Bank maintains its corporate headquarters in downtown Stroudsburg, Pennsylvania and has 13 community offices throughout the Pocono, Pennsylvania area. In addition to being one of the region's largest mortgage lenders, ESSA Bank & Trust offers a full range of retail and commercial financial services.

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